Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
April 28, 2011		+1 858.503.3233
msund@maxwell.com

MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS

Ultracapacitor Sales Up 55%, Total Revenue Up 32% vs. Q110

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $35.3 million for its first quarter ended March 31, 2011, up 32 percent over the $26.6 million recorded in the same period in 2010. BOOSTCAP® ultracapacitor revenue increased by 55 percent, to $21.4 million in Q111, compared with $13.8 million for the same period last year. Sales of high voltage capacitor and microelectronics products totaled $13.9 million in Q111, up 8 percent from the $12.8 million recorded in Q110.

“Energy storage solutions for wind turbine blade pitch systems and hybrid and electric transit vehicle drive systems continued to be primary drivers of ultracapacitor sales growth, along with increasing contributions from automotive stop-start idle elimination systems and various backup power applications,” said David Schramm, Maxwell’s president and chief executive officer. “This strong top line growth and ongoing cost reduction and efficiency improvements also enabled the company to continue improving operating results.”

On a U.S. generally accepted accounting principles (GAAP) basis, operating loss for Q111 was $73,000, compared with an operating loss of $1.6 million in Q110. GAAP net income for the first quarter 2011 was $196,000, or $0.01 per diluted share, compared with GAAP net income of $1.2 million, or $0.05 per diluted share, in the same period last year. The GAAP net income comparison is affected by a non-cash gain of $1.1 million, or $0.04 per diluted share, in Q111 vs. a non-cash gain of $3.2 million, or $0.12 per diluted share, in Q110, based on the quarterly valuation of conversion features and warrants associated with convertible debentures issued in 2005. As previously disclosed, the warrants were exercised in December 2010, and the company retired the convertible debentures in February 2011. Therefore, the company will not record non-cash gains or losses related to the conversion features and warrants going forward.

On a non-GAAP basis, the company reported operating income of $978,000 in Q111, compared with an operating loss of $849,000 in the same period last year, and net income of $161,000, or $0.01 per diluted share in Q111, compared with a net loss of $1.2 million, or $0.05 per share in Q110. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

GAAP gross margin was 39 percent in Q111, compared with 38 percent in Q110 and 37 percent in Q410. GAAP operating expenses totaled approximately $14.0 million, or 39 percent of revenue in Q111, compared with $11.8 million, or 44 percent of revenue in Q110. Non-GAAP operating expenses totaled approximately $13.1 million, or 37 percent of revenue, in Q111, compared with $11.3 million, or 42 percent of revenue, in Q110. Cash and cash equivalents totaled $33.1 million as of March 31, 2011, compared with $47.8 million of cash, cash equivalents and restricted cash as of December 31, 2010. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the company’s Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

Outlook: “We expect sequential top line growth of five to seven percent in the second quarter,” Schramm said. “For the full year, we continue to expect top line growth of more than 20 percent over 2010, and steadily improving operating performance should enable the company to generate cash from operations and be profitable on a non-GAAP basis going forward.”

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MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS

On January 31, 2011 the company reached settlements with the U.S. Securities and Exchange Commission (SEC) and the U.S. Department of Justice (DOJ) with respect to charges asserted by the SEC and DOJ relating to the anti-bribery, books and records, internal controls, and disclosure provisions of the Foreign Corrupt Practices Act (FCPA) and other securities law violations. The Company settled civil charges with the SEC, agreeing to an injunction against further violations of the FCPA. Under the terms of the settlement with the SEC, the Company will pay a total of $6.35 million in profit disgorgement and prejudgment interest in two installments, of which $3.175 million was paid in February, and the remaining $3.175 million is payable in the first quarter of 2012. Under the terms of the settlement with the DOJ, the Company will pay a total of $8.0 million in penalties in three installments, of which $3.5 million was paid in February, and $2.25 million installments are payable in the first quarters of 2012 and 2013. As part of the settlement, the Company entered into a three-year deferred prosecution agreement (DPA) with the DOJ. If the Company remains in compliance with the terms of the DPA, at the conclusion of the term, the charges against the Company will be dismissed with prejudice. Further, under the terms of the agreements, the Company will periodically report to the SEC and DOJ on its internal compliance program concerning anti-bribery. The amounts to be paid in connection with these settlements had been fully accrued by the Company as of September 30, 2010.

Non-GAAP Financial Measures: The company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as:

•	stock-based compensation expense;

•	amortization of intangible assets;

•	expenses for matters related to the FCPA settlement, and

•	gains or losses on embedded derivative and warrants.

In addition, the company’s management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the company’s results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income (loss) from operations, net income (loss), and diluted net income (loss) per share.

Conference Call: Management will conduct a conference call and simultaneous webcast to discuss first quarter financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (800) 895-1085 from the U.S. and Canada, or (785) 424-1055 for international callers, and entering the conference ID, 7MAXWELL. The live web cast and subsequent archived replay may be accessed at the company’s web site via the following link: investors.maxwell.com

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MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•

risks related to our international operations including, but not limited to, our ability to comply with changing rules and regulations in countries where we conduct business, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act, anti-bribery laws of foreign jurisdictions and the terms and conditions of our settlement agreements with the U.S. Securities and Exchange Commission and Department of Justice.

•	our ability to remain competitive and stimulate customer demand by successfully introducing new products and matching our production capacity to customer demand;

•	dependence upon the sale of products to a small number of customers and vertical markets, some of which depend heavily on government funding or subsidies which may not continue in the future;

•	acquisition, development and retention of key personnel;

•	our ability to effectively manage our reliance upon certain suppliers of key component parts and specialty equipment;

•	our ability to manage product quality problems;

•	our ability to protect our intellectual property rights and to defend claims against us;

•	our ability to enter into, manage and benefit from strategic alliances;

•	occurrence of a catastrophic event at any of our facilities; and,

•	our ability to obtain sufficient capital to meet our operating or other needs.

Many of these factors are beyond our control, and there can be no assurance that we will not incur additional unforeseen costs in the conduct of our business. Forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: investors.maxwell.com. All information in this release is as of April 28, 2011. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue	$35,259	$26,623
Cost of revenue	21,375	16,412

Gross profit	13,884	10,211
Operating expenses:
Selling, general and administrative	7,934	7,175
Research and development	5,972	4,582
Amortization of intangibles	51	81

Total operating expenses	13,957	11,838

Loss from operations	(73)	(1,627)
Interest expense, net	(36)	(50)
Amortization of debt discount and prepaid debt costs	(55)	(21)
Gain on embedded derivatives and warrants	1,086	3,249

Income before income taxes	922	1,551
Income tax provision	726	309

Net income	$196	$1,242

Net income per common share:
Basic	$0.01	$0.05
Diluted	$0.01	$0.05

Weighted average common shares outstanding:
Basic	27,285	26,095
Diluted	28,112	26,784

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$33,063	$39,829
Restricted cash	—	8,000
Trade and other accounts receivable, net	32,301	27,141
Inventories, net	22,913	19,290
Prepaid expenses and other current assets	2,657	2,713

Total current assets	90,934	96,973

Property and equipment, net	22,257	20,129
Intangible assets, net	1,526	1,651
Goodwill	25,338	24,956
Pension asset	5,642	5,321
Other non-current assets	471	781

Total assets	$146,168	$149,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$29,261	$28,115
Accrued warranty	367	449
Accrued employee compensation	4,942	6,079
Short-term borrowings and current portion of long-term debt	3,470	3,511
Deferred tax liability	1,373	1,373

Total current liabilities	39,413	39,527
Deferred tax liability, long-term	1,166	1,166
Long-term debt, excluding current portion	2,282	12,608
Other long-term liabilities	3,049	8,487

Total liabilities	45,910	61,788

Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 27,950 and 27,182 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	2,779	2,715
Additional paid-in capital	249,558	238,419
Accumulated deficit	(163,674)	(163,870)
Accumulated other comprehensive income	11,595	10,759

Total stockholders’ equity	100,258	88,023

Total liabilities and stockholders’ equity	$146,168	$149,811

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(Unaudited)

		Three Months Ended
		March 31, 2011	March 31, 2010
Gross Profit Reconciliation:
GAAP gross profit		$13,884	$10,211
Stock-based compensation expense included in cost of sales	A	119	116
Amortization of intangible assets included in cost of sales	B	83	74

Non-GAAP gross profit		$14,086	$10,401

Total Operating Expenses Reconciliation:
GAAP total operating expenses		$13,957	$11,838
Stock-based compensation expense	A	(798)	(507)
Amortization of intangible assets	B	(51)	(81)

Non-GAAP total operating expenses		$13,108	$11,250

Income (Loss) From Operations Reconciliation:
GAAP loss from operations		$(73)	$(1,627)
Stock-based compensation expense	A	917	623
Amortization of intangible assets	B	134	155

Non-GAAP income (loss) from operations		$978	$(849)

Net Income (Loss) Reconciliation:
GAAP net income		$196	$1,242
Stock-based compensation expense	A	917	623
Amortization of intangible assets	B	134	155
Gain on embedded derivative and warrants	C	(1,086)	(3,249)

Non-GAAP net income (loss)		$161	$(1,229)

Diluted Net Income (Loss) per Share Reconciliation:
GAAP diluted net income per share		$0.01	$0.05
Stock-based compensation expense	A	0.03	0.02
Amortization of intangible assets	B	0.01	—
Gain on embedded derivative and warrants	C	(0.04)	(0.12)

Non-GAAP diluted net income (loss) per share		$0.01	$(0.05)

See notes on next page

Notes:

(A)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards.

Results include stock-based compensation expense as follows (in thousands):

	Three Months Ended
	March 31, 2011	March 31, 2010
Cost of revenue	$119	$116
Selling, general and administrative	646	493
Research and development	152	14

Total stock-based compensation expense	$917	$623

(B)	Amortization of intangible assets associated with acquisitions.
(C)	Gain on embedded derivatives and warrants associated with the Company’s convertible debt.